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                                                                       Exhibit 9


                       Transfer Agency Services Agreement

                  This Transfer Agency Services Agreement (this "Agreement") is made as of _______________, 1997 by and between PFPC INC., a Delaware corporation ("PFPC"), and PAX WORLD GROWTH FUND, INC., a Delaware corporation (the "Fund").

                              W I T N E S S E T H:

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent and PFPC wishes to furnish such services.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.       Definitions.  As used in this Agreement:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof of any amendment thereto as may be received by PFPC. An authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d)      "CEA" means the Commodities Exchange Act, as amended.

                  (e) "Oral Instructions" means oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.



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                  (f)      "SEC" means the Securities and Exchange Commission.

                  (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (h) "Shares" means the shares of stock of any series or class of the Fund.

                  (i) "Written Instructions" means written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

                  2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services, subject to the direction and control of the Board of Directors of the Fund.

                  3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

                  (a) Certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

                  (b) A copy of the Fund's most recent effective registration statement;

                  (c) A copy of the advisory agreement with respect to the Fund;

                  (d) A copy of the distribution agreement, if any, with respect to each class of Shares of the Fund;

                  (e) A copy of the Fund's administration agreements if PFPC is not providing the Fund with such services;

                  (f) Copies of any shareholder servicing agreements made in respect of the Fund; and

                  (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.


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                  4. Compliance with Rules and Regulations. In performing its duties hereunder, PFPC will comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder and will act in conformity with the instructions and directions of the Board of Directors of the Fund which are timely delivered to PFPC. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

                  5.  Instructions.

                (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

                (b) PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instructions received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's board of Directors or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

                  6. Right to Receive Advise.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser PFPC, at the option of
PFPC).


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                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) Protection of PFPC. PFPC shall be protected in any action its takes or does not take in reliance upon directions, advice or Oral or Written Instructions its receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

                  7. Records. PFPC shall prepare and keep records relating to its services to be provided hereunder as and to the extent required by section 31 of the 1940 Act and the rules and regulations thereunder. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

                  8. Confidentiality. PFPC agrees on its own behalf and that of its employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to in writing by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

                  9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all

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reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their unqualified opinion, as required by the Fund.

                  10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under, or other material noncompliance with, this Agreement.

                  11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

                  12. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements (collectively, "Losses"), arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

                  13.  Responsibility of PFPC.

                  (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use it best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's

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willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

                  14. Description of Services. Unless PFPC receives Written Instructions to the contrary, PFPC is authorized to take, and shall take, the following actions without Oral or Written Instructions:

                  (a) Services Provided on an Ongoing Basis, If Applicable.

                (i)        Calculate 12b-1 payments;

               (ii)        Maintain proper stockholder registrations;

              (iii) Review new applications and correspond with stockholders to complete or correct information;

               (iv)        Direct payment processing of checks or wires;

                (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

               (vi)        Countersign share certificates;


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              (vii)        Prepare and mail to stockholders confirmation
                           of activity and periodic statements;

             (viii)        Provide toll-free lines for direct
                           shareholder use, plus customer liaison staff for on-line inquiry response;

               (ix) Mail duplicate confirmations to broker-dealers of their Funds' activity, whether executed through the broker-dealer or directly with PFPC;

                (x)        Provide periodic stockholder lists and
                           statistics to the Fund;

               (xi) Provide detailed data for underwriter/broker confirmations;

              (xii) Prepare periodic mailing of year-end tax and statement information;

             (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of Fund activity; and

              (xiv) Perform other participating broker-dealer stockholder services as may be agreed upon from time to time.

                  (b) Services Provided by PFPC Under Oral or Written Instructions (which may be standing Instructions or operating procedures).

                (i) Accept and post daily Fund purchases and redemptions;

               (ii)        Accept, post and perform stockholder
                           transfers and exchanges;

              (iii)        Pay dividends and other distributions;

               (iv)        Solicit and tabulate proxies;

                (v) Issue (when requested in writing by the stockholder) and cancel certificates; and

               (vi) Perform such other duties as the Fund may reasonably request from time to time.

                  (c) Purchase of Shares. PFPC shall issue and credit an account of an investor with the appropriate number of Shares,

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in the manner described in the Fund's prospectus, once it receives:

                (i)        A purchase order;

               (ii) Proper information to establish a stockholder account; and

              (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

                  (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Directors. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus when the record holder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the record holder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the record holder, unless:

                (i) The surrendered certificate is drawn to the order of an assignee or holder and the transfer authorization is signed by the record holder; or

               (ii) Transfer authorizations are signed by the record holder when Shares are held in book-entry form.

When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

                  (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder elections, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment of dividends or distributions, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld to designated authorities in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall prepare and mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required

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
to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

                  (f)  Shareholder Account Service.

                (i) PFPC shall offer to arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                           -        Any pre-authorized check plan; and

                           - Direct purchases through broker wire orders, checks and applications.

               (ii) PFPC shall offer to arrange, in accordance with the prospectus, for a shareholder's:

                           - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                           - Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

                           - Redemption of Shares from an account with a checkwriting privilege.

                  (g) Communications to Shareholders. Upon timely Written Instructions, PFPC shall address and mail all communications by the Fund to its shareholders, including:

                (i)        Reports to shareholders;

               (ii) Confirmations of purchases and sales of Fund shares;

              (iii)        Monthly or quarterly statements;

               (iv)        Dividend and distribution notices;

                (v)        Prospectus and Proxy material; and

               (vi)        Tax form information.

                  In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

                  (h) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

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                (i)        Name, address and United States Tax
                           Identification or Social Security number;

               (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

              (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

               (iv) Any stop or restraining order placed against a shareholder's account;

                (v) Any correspondence relating to the current maintenance of a shareholder's account;

               (vi)        Information with respect to withholdings; and

              (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

                  (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

               (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

                  (j) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

                  (k) Withdrawal of Shares and Cancellation of Certificates. PFPC is hereby instructed to cancel outstanding certificates surrendered by the Fund to reduce the total amount

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of outstanding shares by the number of shares surrendered by the Fund.

                  (l) Reports and Information. PFPC shall furnish the Fund with the Following reports:

                (i) Reports as to the number of Shares sold in each state or other jurisdiction, and

               (ii) Such periodic and special reports and such other information, including statistical information concerning stockholder accounts as the Fund may reasonably request.

                  PFPC shall furnish to the Fund's Investment Adviser, Administrator and Custodian and other persons providing services to the Fund with such information as they may reasonably request in connection with the performance of their respective duties and obligations with respect to the Fund.

                  15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.

                  16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Jay Nusblatt; (b) if to the Fund, c/o Pax World Management Corp., 222 State Street, Portsmouth, NY 03801, with a copy to Broudy & Jacobson, 230 Park Avenue, New York, NY 10169, Attention: Lee D. Unterman, Esq. and Kevin
J. Lake, Esq.; or (c) at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party. Any notice given by PFPC pursuant to Section 15 hereof also shall be given to each member of the Board of Directors of the Fund at the address set forth in the Registration Statement of the Fund as then in effect and to the legal counsel to the Fund.

                  17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.


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                  18. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary or PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act and the rules and regulations of the SEC thereunder and with this Agreement; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). Except as provided above, this Agreement and the rights and duties of PFPC hereunder may not be assigned without the prior written consent of the Fund.

                  19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                  21. Miscellaneous.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


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                  (f) Facsimile Signatures. The facsimile signature of any party this Agreement shall constitute the valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                             PFPC INC.

                             By: ______________________________
                                 [Name]
                                 [Title]


                             PAX WORLD GROWTH FUND, INC.

                             By:______________________________
                                [Name]
                                [Title]



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                           Authorized Persons Appendix
                           ---------------------------


Name (Type)                                       Signature

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